AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  MAY 19, 2000
                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                           SANTA FE SNYDER CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                                                       36-2722169
     (State or other jurisdiction of                                                     (I.R.S. Employer
     incorporation or organization)                                                     Identification No.)

                             840 GESSNER, SUITE 1400
                              HOUSTON, TEXAS 77024
          (Address, including zip code, of Principal Executive Offices)


                           SANTA FE SNYDER CORPORATION
                     INCENTIVE STOCK COMPENSATION PLAN 2000

                            (Full title of the plan)


                                 DAVID L. HICKS
                    VICE PRESIDENT - LAW AND GENERAL COUNSEL
                           SANTA FE SNYDER CORPORATION
                             840 GESSNER, SUITE 1400
                              HOUSTON, TEXAS 77024
                                 (713) 507-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                    copy to:

                               G. MICHAEL O'LEARY
                             ANDREWS & KURTH L.L.P.
                                4200 CHASE TOWER
                                   600 TRAVIS
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200



                         CALCULATION OF REGISTRATION FEE
                            ------------------------

====================================================================================================================
                                                                                  PROPOSED
                                                                                  MAXIMUM
                                                  AMOUNT       PROPOSED MAXIMUM   AGGREGATE        AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED     TO BE REGISTERED   OFFERING PRICE    OFFERING       REGISTRATION
                                                    (1)            PER SHARE      PRICE(2)           FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value $.01 Per Share           5,000,000            (2)         $52,392,750     $13,831.69
====================================================================================================================

(1) The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Of the 5,000,000 shares of Common Stock registered hereby, 150,000 are subject to options previously granted under the Plan at an exercise price of $6.875 per share. The proposed maximum offering price per share of the remaining 4,850,000 shares is $10.59, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Registrant's Common Stock for May 17, 2000 on the New York Stock Exchange as reported in The Wall Street Journal on May 18, 2000.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              Santa Fe Snyder Corporation (the "Company") incorporates herein by reference in this registration statement the following documents filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

(a) The Company's Annual Report on Form 10-K for the year ended
December 31, 1999, and

(b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A/A (No. 001-07667) filed with the Commission on May 11, 1999 pursuant to Section 12 of the Exchange Act.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Seventh of the Company's Amended and Restated Certificate of Incorporation states that:

         The Corporation shall, to the maximum extent permitted from time to time under the General Corporation Law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

         Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this
Section 7(c) shall be prospective only, and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General

Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         In addition, Article IX of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

         The Company enters into indemnification agreements with certain of its executive officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

 Exhibit
 Number           Description
 ------           -----------

    5.1           Opinion of Andrews & Kurth L.L.P.

   23.1           Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

   23.2           Consent of Independent Accountants.

   23.3           Consent of Ryder Scott Company Petroleum Engineers.

   24.1           Power of Attorney (included on signature page).

   99.1           Santa Fe Snyder Corporation Incentive Stock Compensation Plan
                  2000.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 2000.

                                      SANTA FE SNYDER CORPORATION
                                      (Registrant)



                                      By:              /s/ James L. Payne
                                          --------------------------------------
                                                           James L. Payne
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Santa Fe Snyder Corporation (the "Company") hereby constitutes and appoints James L. Payne and David L. Hicks (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                         TITLE                               DATE
               ---------                                         -----                               ----

/s/ John C. Snyder                           Chairman of the Board and Director                  May 15, 2000
---------------------------------------
John C. Snyder

/s/ James L. Payne                           Chief Executive Officer and Director                May 15, 2000
---------------------------------------      (Principal Executive Officer)
James L. Payne


/s/ Mark A. Jackson                          Executive Vice President and Chief                  May 15, 2000
---------------------------------------      Financial Officer (Principal Financial
Mark A. Jackson                              Officer)

/s/ William E. Greehey                       Director                                            May 15, 2000
---------------------------------------
William E. Greehey

/s/ John A. Hill                             Director                                            May 15, 2000
---------------------------------------
John A. Hill

/s/ Melvyn N. Klein                          Director                                            May 15, 2000
---------------------------------------
Melvyn N. Klein

 /s/ Harold R. Logan, Jr.                    Director                                            May 15, 2000
---------------------------------------
Harold R. Logan, Jr.

/s/ Allan V. Martini                         Director                                            May 15, 2000
---------------------------------------
Allan V. Martini

/s/ James E. McCormick                       Director                                            May 15, 2000
---------------------------------------
James E. McCormick

/s/ Reuben F. Richards                       Director                                            May 15, 2000
---------------------------------------
Reuben F. Richards

/s/ Edward T. Story                          Director                                            May 15, 2000
---------------------------------------
Edward T. Story

/s/ Kathryn D. Wriston                       Director                                            May 15, 2000
---------------------------------------
Kathryn D. Wriston

/s/ Michael S. Wilkes                        Vice President and Controller                       May 15, 2000
---------------------------------------      (Principal Accounting Officer)
Michael S. Wilkes

                                  EXHIBIT INDEX

  Exhibit
  Number
  -------

     5.1   Opinion of Andrews & Kurth L.L.P.

    23.1   Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

    23.2   Consent of Independent Accountants.

    23.3   Consent of Ryder Scott Company Petroleum Engineers.

    24.1   Power of Attorney (included on signature page).

    99.1   Santa Fe Snyder Corporation Incentive Stock Compensation Plan 2000